CNA Financial Corporation
Supplemental Financial Information

Property & Casualty, Commercial, and Corporate & Other Segments Results of Operations
Revised Quarterly and Annual Results for 2020

This report is for informational purposes only and includes financial exhibits that are unaudited. This report should be read in conjunction with documents filed with the U.S. Securities and Exchange Commission, including the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Segment Realignment
As previously disclosed in our Annual Report on Form 10-K for the year ended December 31, 2020, in the first quarter of 2021 and in connection with the ceding of certain legacy reserves under a retroactive reinsurance agreement executed in February 2021, CNA changed the segment presentation of a legacy portfolio of excess workers’ compensation policies relating to business written in 2007 and prior. This business, which was previously reported as part of the Commercial business segment, is now reported as part of the Corporate & Other business segment. In addition, a determination was made to change the segment presentation of certain legacy mass tort reserves. Similar to the aforementioned excess workers’ compensation legacy business, these legacy mass tort reserves were previously reported in the Commercial business segment and are now reported as part of the Corporate & Other business segment.
Claim and claim adjustment expense reserves of $791 million as of December 31, 2020 which were previously reported in the Commercial business segment are now reported as part of the Corporate & Other business segment.
These changes were made to better reflect the manner in which we are organized for purposes of making operating decisions and assessing performance. There was no change to the Specialty, International and Life & Group business segments. Segment data for prior reporting periods has been adjusted to reflect the new segment reporting.
The reclassification of historical segment information has no effect on the Company's previously reported consolidated results of operations, financial condition or cash flows.

Property & Casualty - Results of Operations

	2020
(In millions)	Full Year	Q4	Q3	Q2	Q1
Gross written premiums	$12,399	$3,143	$3,008	$3,165	$3,083
Gross written premiums ex. 3rd party captives	8,422	2,169	2,014	2,132	2,107
Net written premiums	7,566	1,952	1,821	1,930	1,863

Net earned premiums	7,146	1,853	1,827	1,724	1,742
Net investment income	1,020	307	292	308	113
Non-insurance warranty revenue	1,252	326	317	308	301
Other revenues	26	7	5	5	9
Total operating revenues	9,444	2,493	2,441	2,345	2,165
Insurance claims and policyholders' benefits	4,817	1,134	1,259	1,304	1,120
Amortization of deferred acquisition costs	1,410	364	360	342	344
Non-insurance warranty expense	1,159	300	293	285	281
Other insurance related expenses	922	229	225	236	232
Other expenses	77	12	13	20	32
Total claims, benefits and expenses	8,385	2,039	2,150	2,187	2,009
Core income (loss) before income tax	1,059	454	291	158	156
Income tax (expense) benefit on core income (loss)	(219)	(96)	(55)	(33)	(35)
Core income (loss)	$840	$358	$236	$125	$121

Other Performance Metrics
Underwriting gain (loss)	$(3)	$126	$(17)	$(158)	$46

Loss & LAE ratio	67.2%	61.2%	68.8%	75.3%	63.8%
Expense ratio	32.6	32.0	31.8	33.6	33.1
Dividend ratio	0.3	0.2	0.3	0.3	0.4
Combined ratio	100.1%	93.4%	100.9%	109.2%	97.3%
Combined ratio excluding catastrophes and development	93.1%	92.6%	92.6%	93.2%	93.7%

Net accident year catastrophe losses incurred	$550	$14	$160	$301	$75
Effect on loss & LAE ratio	7.7%	0.8%	8.7%	17.5%	4.3%

Net prior year development and other: (favorable) / unfavorable	$(39)	$5	$(8)	$(25)	$(11)
Effect on loss & LAE ratio	(0.7)%	—%	(0.4)%	(1.5)%	(0.7)%

Commercial - Results of Operations

	2020
(In millions)	Full Year	Q4	Q3	Q2	Q1
Gross written premiums	$4,086	$983	$915	$1,126	$1,062
Gross written premiums ex. 3rd party captives	3,993	975	915	1,044	1,059
Net written premiums	3,565	862	804	949	950

Net earned premiums	3,323	853	857	795	818
Net investment income	513	159	151	161	42
Other revenues	25	7	5	5	8
Total operating revenues	3,861	1,019	1,013	961	868
Insurance claims and policyholders' benefits	2,393	538	676	619	560
Amortization of deferred acquisition costs	592	151	150	147	144
Other insurance related expenses	506	127	128	124	127
Other expenses	34	9	7	12	6
Total claims, benefits and expenses	3,525	825	961	902	837
Core income (loss) before income tax	336	194	52	59	31
Income tax (expense) benefit on core income (loss)	(69)	(40)	(11)	(10)	(8)
Core income (loss)	$267	$154	$41	$49	$23

Other Performance Metrics
Underwriting gain (loss)	$(168)	$37	$(97)	$(95)	$(13)

Loss & LAE ratio	71.6%	62.9%	78.4%	77.4%	67.8%
Expense ratio	33.0	32.7	32.3	33.9	33.2
Dividend ratio	0.5	0.2	0.6	0.6	0.6
Combined ratio	105.1%	95.8%	111.3%	111.9%	101.6%
Combined ratio excluding catastrophes and development	93.9%	93.6%	93.7%	93.2%	94.6%

Net accident year catastrophe losses incurred	$358	$4	$146	$151	$57
Effect on loss & LAE ratio	10.7%	0.5%	17.0%	19.0%	7.0%

Net prior year development and other: (favorable) / unfavorable	$23	$19	$6	$(2)	$—
Effect on loss & LAE ratio	0.5%	1.7%	0.6%	(0.3)%	—%

Corporate & Other - Results of Operations

	2020
(In millions)	Full Year	Q4	Q3	Q2	Q1
Net earned premiums	$(1)	$—	$(1)	$—	$—
Net investment income	64	19	17	20	8
Other revenues	—	—	1	—	(1)
Total operating revenues	63	19	17	20	7
Insurance claims and policyholders' benefits	67	50	(6)	34	(11)
Other insurance related expenses	(3)	—	(2)	(1)	—
Other expenses	136	30	34	35	37
Total claims, benefits and expenses	200	80	26	68	26
Core income (loss) before income tax	(137)	(61)	(9)	(48)	(19)
Income tax (expense) benefit on core income (loss)	23	12	1	8	2
Core income (loss)	$(114)	$(49)	$(8)	$(40)	$(17)

Definitions and Presentation
•Collectively, CNA Financial Corporation (CNAF) and its subsidiaries are referred to as CNA or the Company.
•P&C Operations includes Specialty, Commercial and International.
•Corporate & Other segment primarily includes certain corporate expenses including interest on corporate debt and the results of certain property and casualty business in run-off, including CNA Re and asbestos and environmental pollution. Intersegment eliminations are also included in this segment.
•Management uses the core income (loss) financial measure to monitor the Company’s operations. Please refer to Note O to the Consolidated Financial Statements within the December 31, 2020 Form 10-K for further discussion of this non-GAAP financial measure.
•Management uses underwriting results to monitor insurance operations. Underwriting results are pretax and are calculated as net earned premiums less total insurance expenses, which includes insurance claims and policyholders' benefits, amortization of deferred acquisition costs and other insurance related expenses.
•In the evaluation of the results of Specialty, Commercial and International, management uses the loss ratio, the expense ratio, the dividend ratio and the combined ratio. These ratios are calculated using financial results prepared in accordance with accounting principles generally accepted in the United States of America. The loss ratio is the percentage of net incurred claim and claim adjustment expenses to net earned premiums. The expense ratio is the percentage of insurance underwriting and acquisition expenses, including the amortization of deferred acquisition costs, to net earned premiums. The dividend ratio is the ratio of policyholders' dividends incurred to net earned premiums. The combined ratio is the sum of the loss, expense and dividend ratios.
•This financial supplement may also reference or contain financial measures that are not in accordance with GAAP. Management utilizes these financial measures to monitor the Company's insurance operations and investment portfolio. Core income, which is derived from certain income statement amounts, is used by management to monitor performance of the Company's insurance operations. The Company's investment portfolio is monitored by management through analysis of various factors including unrealized gains and losses on securities, portfolio duration and exposure to market and credit risk.
•Core income (loss) is calculated by excluding from net income (loss) the after-tax effects of net investment gains or losses and any cumulative effects of changes in accounting guidance. The calculation of core income (loss) excludes net investment gains or losses because net investment gains or losses are generally driven by economic factors that are not necessarily reflective of our primary operations. Management monitors core income (loss) for each business segment to assess segment performance. Presentation of consolidated core income (loss) is deemed to be a non-GAAP financial measure. For reconciliations of non-GAAP measures to the most comparable GAAP measures and other information, please refer herein and/or to CNA's most recent 10-K on file with the Securities and Exchange Commission, as well as the press release, available at www.cna.com.
•Gross written premiums ex. 3rd party captives represents gross written premiums excluding business which is ceded to third party captives, including business related to large warranty programs.
•Pretax net prior year development and other includes the effects of interest accretion and change in allowance for uncollectible reinsurance and deductible amounts.
•Certain immaterial differences are due to rounding.

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